77C Matters submitted to a vote of security holders

Liberty High Yield Securities Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty High Yield Securities Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 168,928,761.246 outstanding shares of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable.

(c) To approve a new Investment Advisory Agreement with Colonial Management Associates, Inc.

       For:        127,500,799.370    shares of beneficial interest being a
                                      majority of the shares represented
                                      at the Meeting
      Against:        1,846,884.257   shares of beneficial interest
      Abstain:        3,270,806.284   shares of beneficial interest


 (d) Not applicable.


Liberty Income Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Income Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 22,487,923.863 outstanding shares of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable.

(c) To approve a new Investment Advisory Agreement with Colonial Management Associates, Inc.

       For:         14,957,040.694     shares of beneficial interest being a
                                       majority of the shares represented
                                       at the Meeting
      Against:        278,202.864      shares of beneficial interest
      Abstain:        470,624.270      shares of beneficial interest


 (d) Not applicable.

77C Matters submitted to a vote of security holders

Liberty Strategic Income Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Income Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 210,050,531.130 outstanding shares of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable.

(c) To approve a new Investment Advisory Agreement with Colonial Management Associates, Inc.

       For:            152,092,708.826     shares of beneficial interest being a
                                           majority of the shares represented
                                           at the Meeting
      Against:           2,269,715.448     shares of beneficial interest
      Abstain:           3,882,524.831     shares of beneficial interest


 (d) Not applicable.

(proxy statment incorporated herein by reference to Accession Number 0000950135-01-502257)

77L Changes in accounting principles and practices

Liberty Income Fund, Liberty Strategic Income Fund, Liberty High Yield Securities Fund (Funds)

     The Funds have proposed to revoke its ss.171(c) election under the Internal Revenue Code, thus changing its accounting method for premium amortization.


770 Transactions effected pursuant to Rule 10f-3

Liberty High Yield Securities Fund

On November 15, 2001, Liberty High Yield Securities Fund (Fund) purchased 5,500,000 shares of common stock of Allied Waste North America, Inc. (Securities) for a total purchase of $550,000,000 from Chase Manhattan Bank, NA pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

       The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: Salomon Smith Barney Inc.; JP Morgan; Deutsche Banc Alex Brown; UBS Warburg, Credit Suisse First Boston, Lehman Brothers; ABN AMRO Incorporated; Credit Lyonnais Securities;
Banc One Capital Markets, Inc.; Scotia Capital; Wachovia Securities.


Liberty Strategic Income Fund

On November 15, 2001, Liberty Strategic Income Fund (Fund) purchased 3,400,000 shares of common stock of Allied Waste North America, Inc. (Securities) for a total purchase of $340,000,000 from Chase Manhattan Bank, NA pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

       The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: Salomon Smith Barney Inc.; JP Morgan; Deutsche Banc Alex Brown; UBS Warburg, Credit Suisse First Boston, Lehman Brothers; ABN AMRO Incorporated; Credit Lyonnais Securities; Banc One Capital Markets, Inc.; Scotia Capital; Wachovia Securities.

77Q1 - Exhibits


                       LIBERTY HIGH YIELD SECURITIES FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2001, between LIBERTY FUNDS TRUST I, a Massachusetts business trust ("Trust"), with respect to LIBERTY HIGH YIELD SECURITIES FUND ("Fund"), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3.   The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940
     Act)); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.60% of the first $1.5 billion of the average daily net assets of the Fund and 0.55% in excess of $1.5 billion.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


LIBERTY FUNDS TRUST I
on behalf of LIBERTY HIGH YIELD SECURITIES FUND



By: ________________________________________________
     William J. Ballou
     Secretary


COLONIAL MANAGEMENT ASSOCIATES, INC.



By:_________________________________________________
     William J. Ballou
     Senior Vice President


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.



                               LIBERTY INCOME FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2001, between LIBERTY FUNDS TRUST I, a Massachusetts business trust ("Trust"), with respect to LIBERTY INCOME FUND ("Fund"), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3.   The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940
     Act)); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.50% of the average daily net assets of the Fund

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.  This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

LIBERTY FUNDS TRUST I
on behalf of LIBERTY INCOME FUND

By: ________________________________________________
     William J. Ballou
     Secretary

COLONIAL MANAGEMENT ASSOCIATES, INC.

By:_________________________________________________
     William J. Ballou
     Senior Vice President


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.


                          LIBERTY STRATEGIC INCOME FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2001, between LIBERTY FUNDS TRUST I, a Massachusetts business trust ("Trust"), with respect to LIBERTY STRATEGIC INCOME FUND ("Fund"), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3.   The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940
     Act)); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.65% of the first $1 billion of the average daily net assets of the Fund, 0.60% on the next $1 billion and 0.55% in excess of $2 billion.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


LIBERTY FUNDS TRUST I
on behalf of LIBERTY STRATEGIC INCOME FUND



By: ________________________________________________
     William J. Ballou
     Secretary


COLONIAL MANAGEMENT ASSOCIATES, INC.



By:_________________________________________________
     William J. Ballou
     Senior Vice President


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.


[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
                        Report of Independent Accountants


To the Board of Trustees and Shareholders of Liberty Funds Trust I

In planning and performing our audits of the financial statements of Liberty Strategic Income Fund and Liberty Income Fund (the "Funds") (each a series of Liberty Funds Trust I) for the year ended December 31, 2001, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
February 14, 2002

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

                        Report of Independent Accountants


To the Board of Trustees and Shareholders of Liberty Funds Trust I

In planning and performing our audit of the financial statements of Liberty High Yield Securities Fund (the "Fund") (a series of Liberty Funds Trust I) for the year ended December 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
February 15, 2002